EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Board of Directors

Workhorse Group, Inc.

We consent to the incorporation by reference of our report dated March 14, 2018 (May 9, 2018 as to the effect of the restatement) relating to our audit of the consolidated financial statements, which appears in the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-K of Workhorse Group, Inc. for the year ended December 31, 2018.

/s/ Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio

March 18, 2019